Exhibit 23.1

Moss Adams LLP
Certified Public Accountants

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation of our report dated January 8, 2003 incorporated by reference in this Form 10-K into the previously filed registration statements on Form S-8 for 1995 Stock Option Plan (Registration Statement File No. 333-89362) and for the 401(k) Plan (Registration Statement File No. 333-10078).

/s/ Moss Adams LLP

Stockton, California
March 26, 2003